EXHIBIT 2.1

SECOND AMENDMENT TO Stock Purchase Agreement

This Second Amendment (this “Amendment”) to the Stock Purchase Agreement, dated as of September 28, 2023 (the “Agreement”), by and among Renovaro Biosciences Inc., a Delaware corporation (“Buyer”), Gedi Cube Intl Ltd., a private limited company incorporated under the laws of England and Wales (“Company”), each of the shareholders of the Company signatory thereto (collectively, the “Sellers”) and Yalla Yalla Ltd., a private limited liability company registered and incorporated under the laws of Malta with company registration number C 103531, in its capacity as representative to the Sellers, is dated February 9, 2024. Capitalized terms used herein, which are not otherwise defined herein, shall have the meanings assigned to such terms in the Agreement.

WHEREAS, the undersigned desire to amend the Agreement pursuant to the terms of and subject to the conditions set forth in this Amendment; and

Whereas, pursuant to Section 11.8 of the Agreement, the Agreement may be amended or modified by the Parties before the Closing Date, if the amendment or modification is in writing and signed on behalf of each of the Parties to the Agreement.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.        Recitals. The foregoing recitals are hereby incorporated herein to the same extent as if hereinafter fully set forth in herein.

2.        Amendment Regarding Post-Closing Board. Section 2.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Post-Closing Board of Directors. The Parties shall take all necessary action, including causing certain directors of Buyer to resign, so that effective as of the Closing, Buyer’s board of directors (the “Post-Closing Buyer Board”) will consist of ten (10) individuals (such persons, the “Directors”): (i) one (1) of which shall be the Chief Executive Officer of Buyer, (ii) the five (5) persons that are designated by Buyer prior to the Closing, at least four (4) of whom shall qualify as an “independent director” under NASDAQ Listing Rule 5605(a), and (iii) the four (4) persons that are designated by Company prior to the Closing, at least two (2) of whom shall be required to qualify as an “independent director” under NASDAQ Listing Rule 5605(a); provided that the Post-Closing Buyer Board will meet all diversity and other requirements under applicable Law and the NASDAQ Listing Rules. The board of directors of Company immediately after the Closing shall be the same as the Post-Closing Buyer Board. At or prior to the Closing, Buyer will provide each Director with a customary director indemnification agreement, in form and substance reasonably acceptable to such Director, to be effective upon the Closing (or if later, such Director’s appointment).”

3.        No Other Amendment. Except as specifically amended by the terms herein agreed to by the Parties, the Agreement, and all other provisions thereof, shall be unchanged and shall remain in full force and effect.

4.        Miscellaneous. The provisions of Sections 11.1, 11.3 to 11.13, and 11.15 of the Agreement are hereby incorporated into this Amendment as if fully set forth herein and each reference to “Agreement” therein shall be deemed a reference to this Amendment.

[Remainder of Page Intentionally Left Blank;

Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment as of the date first above written.

Buyer:

RENOVARO BIOSCIENCES INC.

By:	/s/ Mark Dybul
Name: Mark Dybul
Title: Chief Executive Officer

Company:

Gedi Cube Intl LTD.

By:	/s/ Karen Brink
Name: Karen Brink
Title: Director

Sellers’ Representative:

Yalla Yalla LTD.

By:	/s/ Matthijs van Kranenburg
Name: Matthijs van Kranenburg
Title: Director

Sellers:

SEPA BEHEER BV

By:	/s/ Frank van Asch
Name: F.Y. Van Asch
Title: Director

CK VA KALKEN BEHEER BV

By:	/s/ Coen van Kalken
Name: CK van Kalken
Title: Director

DMZ INVEST i APS

By:	/s/ Flemming Segerlund
Name: Flemming Segerlund
Title: CEO

TAEJ HOLDING B.V.

By:	/s/ Thomas Abeel
Name: Thomas Abeel
Title: Director

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Yalla Yalla LTD.

By:	/s/ Matthijs van Kranenburg
Name: Matthijs van Kranenburg
Title: Director

MEDSEEK LIMITED

By:	/s/ Matthijs van Kranenburg
Name: Matthijs van Kranenburg
Title: Director

SEA SIDE SEAMED LIMITED

By:	/s/ Matthijs van Kranenburg
Name: Matthijs van Kranenburg
Title: Director

LAKSYA VENTURES, INC.

By:	/s/ Neil Persh
Name: Neil Persh
Title: President

ALBERTUS CORNELIS MARIA PIJNENBERG

By:	/s/ Albertus Cornelis Maria Pijenberg
Name: Albertus Cornelis Maria Pijenberg

ANTONIUS DENIS JORIS GABRIEL VAN DAM

By:	/s/ Antonius Denis Jorgis Gabriel van Dam
Name: Borko Milojkovic

BORKO MILOJKOVIC

By:	/s/ S.B. Gleeson
Name: Antonius Denis Jorgis Gabriel van Dam

BRIAN ERASMUS LIMITED

By:	/s/ Borko Milojkovic
Name: S.B. Gleeson
Title: Director

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